UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 21, 1998
                                                          --------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02181
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)





                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)

Item 5.  Other Events

On April 21, 1998, the Company issued a press release reporting on its financial results for the first quarter of 1998 (see attached press release).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: April 23, 1998
      ----------------

                                  EXHIBIT INDEX

Exhibit Number                              Exhibit Description
--------------                              -------------------

(99)                                        Press Release dated April 21, 1998

FOR IMMEDIATE RELEASE
21 April 1998





                    EG&G ANNOUNCES FIRST-QUARTER 1998 RESULTS
               Earnings Per Share Increased 19% Over Previous Year

Wellesley,  Massachusetts......EG&G,  Inc. today  announced  first-quarter  1998 income, excluding gains and restructuring charges, of $11.3 million, or $0.25 basic earnings per share, compared with earnings from continuing operations of $9.6 million, or $0.21 per share, for the comparable period in 1997. Including the gains and restructuring charges, EG&G reported income of $34.5 million, or $0.76 basic earnings per share, for the first quarter of 1998.

Chairman John M. Kucharski stated, "We are very pleased with our first-quarter performance and the progress that President and Chief Operating Officer Gregory
L. Summe has made thus far. I expect Greg to initiate additional actions that will lead to further improvements in operations and earnings."

Summe added, "Our goal first and foremost is to deliver consistent earnings performance and demonstrable growth. We will continue to assess opportunities to streamline our cost structure while focusing on growing the organization both organically and through acquisitions."

First-quarter highlights include:
---------------------------------
      First-quarter 1998 earnings included a $67.5 million pretax gain, primarily from the sale of EG&G's Rotron division, which contributed $1.00 per share. Partially offsetting this gain was a $31.4 million pretax
     restructuring   charge,   or  $0.49  per  share.   Including  these  items,
     first-quarter 1998 earnings were $34.5 million, or $0.76 per share. Excluding the gains and restructuring charges, first-quarter 1998 earnings were $11.3 million, or $0.25 per share. This compares to income from continuing operations of $9.6 million, or $0.21 earnings per share, reported for the same period last year.

      Sales increased 3% to $355.9 million, compared to $347.0 million in the first quarter of 1997. On a base operations basis (which excludes gains, restructuring charges and results of operations divested in 1997 and the first quarter of 1998), sales increased 9% in the first quarter of 1998.

      The Instruments segment first-quarter sales increased 7% to $76.9 million. Income from operations increased 14% before restructuring charges and 1997 gains. This increase is due to strong operating performance across the segment. On a base operations basis, first-quarter 1998 sales in Instruments increased 12% and income from operations increased 24% compared with the same period last year.

                                     -more-

EG&G REPORTS FIRST QUARTER RESULTS
21 April 1998
Page 2 of 5


      Base operations of the Mechanical Components segment, Sealol Industrial Seals and Aerospace and Engineered Products, reported a 12% increase in sales and a 40% increase in income, compared to 1997 first-quarter levels. Before restructuring charges and gains, first-quarter 1998 income from operations decreased 15%, while 1998 sales in Mechanical Components decreased 17% to $59.9 million compared with the same period in 1997. This decrease is due to sales contribution from the divested Rotron and Birtcher divisions, and was partially offset by increases at the aerospace business. Sealol Industrial Seals was divested subsequent to the end of the quarter and contributed $0.04 earnings per share.

      For the first quarter, Optoelectronics sales grew 8% to $63.7 million. Income from operations before restructuring charges was $2.3 million, compared with $0.3 million in the same period in 1997. The sales increase resulted from higher sales of thermopile components. Income benefited from the higher sales level, operating improvements at Heimann Components, a lower loss at IC Sensors, and the correction of contamination problems which affected 1997 results. This segment is reported on a base operations basis, since there were no divestitures in this segment.

      The Technical Services segment posted a first-quarter sales increase of 8% to $155.5 million compared with 1997 levels. Sales increases were achieved in spite of the absence of a communications systems contract which concluded last year. Higher grades at Defense Materials and increased sales from Automotive, Services and the Defense Logistics Agency contract contributed to a 46% increase in income before restructuring charges to $12.2 million, compared to $8.3 million in 1997.

Recent events included:

      January 9: EG&G completed the sale of its Rotron division, which manufactures fans, blowers and motors, to AMETEK, Inc. for approximately $103 million. In 1997 Rotron contributed $70 million in sales.

      January 13: Gregory L. Summe, formerly president of AlliedSignal's Automotive Product Group, was appointed President and Chief Operating Officer of EG&G and elected to the Company's Board of Directors.

      January 21: EG&G reported sales from continuing operations of $386.8 million and earnings from continuing operations of $0.45 per share for the fourth quarter of 1997. For the year, EG&G reported sales from continuing operations of $1.5 billion. Before a non-cash impairment charge of $28.2 million, 1997 earnings from continuing operations were $1.18 per share.

      February 26: EG&G Wallac acquired Ohio-based Isolab, Inc., which specializes in instrument systems for clinical diagnostic screening. Isolab reported sales of $8.0 million in 1997. Isolab joins EG&G Wallac as part of EG&G's Life Science Research and Diagnostics Division.

      March 11: EG&G Astrophysics announced that it received an order for 12 Z-Scan(R) automatic explosives and contraband detection systems that will be installed at San Francisco International Airport.

                                     -more-

EG&G REPORTS FIRST QUARTER RESULTS
21 April 1998
Page 3 of 5

      April 1: EG&G completed its purchase of the Belfab Division of John Crane, Inc., the Daytona Beach unit of the TI Group, London, UK, for $45 million and the sale of the EG&G Sealol Industrial Seals Division to TI for $100 million. The Belfab purchase complements EG&G's existing seal technology for the semiconductor market and positions EG&G as a major supplier to the semiconductor manufacturing industry.

      April 6: EG&G announced that it appointed Retired Air Force General Hansford T. Johnson as President of EG&G's Technical Services business segment and elected him a Vice President of the Corporation.

Forward-Looking Information
All statements contained herein that refer to a time after March 29, 1998, including the words will, will be, estimated to be, could be, expect, believe, will continue, expected to, and plan, or statements referring to goals, the future or future actions, continuing actions, trends, strategies, initiatives, challenges or opportunities, or which otherwise are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including the factors set forth below.

Factors Affecting Future Performance
In the Instruments, Mechanical Components and Optoelectronics industry segments, future performance will be highly dependent on the technological success, market acceptance, competitive position of our businesses, product performance and ability to reach cost targets of new and continuing program initiatives. Improved operational efficiency will be required to offset increasing price pressure in many of the Company's product offerings. Other factors that may impact future earnings performance include the ability to replace sales and earnings lost through divestitures, potential issues related to economic and financial difficulties arising in Asia, unanticipated issues associated with the Year 2000 dating problem, and difficulty in attracting and retaining key personnel in certain areas. The future results of the Optoelectronics segment are also dependent on management's ability to restore IC Sensors to break-even in the near term, the successful introduction of new products, improvement in manufacturing yields and implementation of cost reductions, including the successful transfer of assembly activities to lower-cost geographic locations.

In the Technical Services segment, the Company operates in a highly competitive procurement environment in the automotive testing and government services businesses. The income generated by many of our government contracts is dependent on meeting certain performance criteria. In accordance with government regulations, all of the Company's government contracts are subject to termination for the convenience of the government. NASA and the Air Force have decided to consolidate and recompete the base operations contracts at the Kennedy Space Center, Cape Canaveral Air Station and certain functions at Patrick Air Force Base in an effort to eliminate duplication and reduce costs. It is anticipated that any resultant contract would be effective October 1, 1998. The Company is participating in the recompetition for the new contract.

Movements in foreign exchange rates could affect operating results. Effective tax rates in the future could be affected by changes in the geographical distribution of income, utilization of non-U.S. net operating loss carry-forwards, repatriation costs, resolution of outstanding tax audit issues and changes in the portfolio of businesses.

EG&G, Inc. is a global technology company that provides complete systems, as well as components to automotive, medical, aerospace, photography and other industries, and delivers skilled support services to government and industrial customers. Based in Wellesley, Massachusetts, EG&G, Inc. has annual sales of $1.5 billion and more than 13,000 employees.

For further information contact:        Deborah S. Lorenz, EG&G, Inc.
                                        Tel. (781) 431-4306

                                     -more-


                      CONSOLIDATED STATEMENT OF OPERATIONS
                           EG&G, Inc. and Subsidiaries
                                                  First Quarter Ended
                                                  -------------------
                                                 Mar. 29,     Mar. 30,
(In thousands except per share data)                 1998         1997
------------------------------------                 ----         ----

Sales .......................................    $355,936     $347,006

Cost of Sales ...............................     264,760      259,639
Research and Development Expenses ...........      11,042       11,154
Selling, General and Administrative
       Expenses..............................      61,315       59,658

Restructuring Charges .......................      31,400           --

Gains on Dispositions .......................     (67,478)          --
                                                 --------     --------

Operating Income From
       Continuing Operations ................      54,897       16,555

Other Income (Expense), Net .................      (1,202)      (2,058)
                                                 --------     --------

Income From Continuing
       Operations Before Income Taxes .......      53,695       14,497

Provision for Income Taxes ..................      19,212        4,929
                                                 --------     --------

Income From Continuing Operations ...........      34,483        9,568

Income From Discontinued Operations,
        Net of Income Taxes .................        --            458
                                                 --------     --------

Net Income ..................................    $ 34,483     $ 10,026
                                                 ========     ========
Basic Earnings Per Share:
Continuing Operations .......................    $    .76     $    .21
Discontinued Operations .....................          --          .01
                                                 --------     --------
Net Income ..................................    $    .76     $    .22
                                                 ========     ========

Diluted Earnings Per Share:
Continuing Operations .......................    $    .75     $    .21
Discontinued Operations .....................          --          .01
                                                 --------     --------
Net Income ..................................    $    .75     $    .22
                                                 ========     ========

Weighted Average Shares of
       Common Stock Outstanding:
           Basic ............................      45,262       46,220
           Diluted ..........................      45,766       46,437

                           OTHER FINANCIAL INFORMATION
                           EG&G, Inc. and Subsidiaries

                                                  First Quarter Ended
                                                  -------------------
                                                 Mar. 29,     Mar. 30,
(In thousands)                                       1998         1997
--------------                                   --------     --------

Purchases of Common Stock:
      Number of shares ......................         447          532
      Cost of shares ........................    $ 11,446     $ 11,551

Cash and Cash Equivalents                        $102,895     $ 42,381
Total Debt ..................................    $114,838     $156,570

All figures shown are subject to year-end audit.

              SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS
                               BY INDUSTRY SEGMENT
                           EG&G, Inc. and Subsidiaries

                                                                          First Quarter 1997
                                               First Quarter Ended        ------------------
                                               -------------------         Results
                                              Mar. 29,      Mar. 30,   of Divested         Base
(In thousands)                                    1998          1997    Operations   Operations(a)
--------------                                    ----          ----    ----------   ----------

Instruments
Sales ....................................    $ 76,882      $ 71,674      $  2,898     $ 68,776
Operating Income Before Nonrecurring Items       5,822         5,111           409        4,702
                                                   7.6%          7.1%         14.1%         6.8%
Restructuring Charges ....................      (7,100)           --
1997 Gains, Net of Integration Costs .....          --         1,024
Operating Income (Loss) ..................      (1,278)        6,135

Mechanical Components
Sales ....................................    $ 59,855      $ 71,734      $ 18,311     $ 53,423
Operating Income Before Nonrecurring Items       6,470         7,615         3,009        4,606
                                                  10.8%         10.6%         16.4%         8.6%
Restructuring Charges ....................      (8,500)           --
Gains on Dispositions ....................      67,478            --
Operating Income .........................      65,448         7,615

Optoelectronics
Sales ....................................    $ 63,665      $ 59,105
Operating Income Before Nonrecurring Items       2,307           291
                                                   3.6%          0.5%
Restructuring Charges ....................      (8,600)           --
Operating Income  (Loss) .................      (6,293)          291

Technical Services
Sales ....................................    $155,534      $144,493
Operating Income Before Nonrecurring Items      12,164         8,321
                                                   7.8%          5.8%
Restructuring Charges ....................      (4,200)           --
Operating Income .........................       7,964         8,321

General Corporate Expenses
Before Nonrecurring Items ................    $ (7,944)     $ (5,807)
Restructuring Charges ....................      (3,000)           --
General Corporate Expenses ...............     (10,944)       (5,807)

Continuing Operations
Sales ....................................    $355,936      $347,006      $ 21,209     $325,797
Operating Income Before Nonrecurring Items      18,819        15,531         3,418       12,113
                                                   5.3%          4.5%         16.1%         3.7%
Restructuring Charges ....................     (31,400)           --
Gains on Dispositions ....................      67,478            --
1997 Gains, Net of Integration Costs .....          --         1,024
Operating Income .........................      54,897        16,555

(a) Excludes gains and results of operations divested in 1997 and first quarter 1998.

All figures shown are subject to year-end audit.

                                                                     Page 5 of 5